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                                                                   Exhibit 10.35

                            MEDICAL SERVICES CONTRACT

                        FLORIDA HEALTHY KIDS CORPORATION

                                       and

                        PHYSICIANS HEALTHCARE PLANS, INC.

                                Palm Beach County
                         Effective Date: October 1, 1999

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                        FLORIDA HEALTHY KIDS CORPORATION
                          CONTRACT FOR MEDICAL SERVICES

                                TABLE OF CONTENTS

SECTION   1      GENERAL PROVISIONS

          1-1    Definitions

SECTION   2      FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

          2-1    Participant Identification
          2-2    Payments
          2-3    Reduced Fee Arrangements
                 2-3-1  Specialty Fee Arrangements
                 2-3-2  Children's Medical Services
          2-4    Quarterly Program Updates
          2-5    Change in Benefit Schedule
          2-6    Marketing
          2-7    Forms and Reports
          2-8    Coordination of Benefits
          2-9    Entitlement to Reimbursement

SECTION   3      PHYSICIANS HEALTHCARE PLANS, INC.

          3-1    Benefits
          3-2    Access to Care
          3-3    Marketing Materials
          3-4    Use of Name
          3-5    Eligibility
          3-6    Effective Date of Coverage
          3-7    Termination of Participation
          3-8    Continuation of Coverage Upon Termination of this Agreement
          3-9    Individual Contracts
          3-10   Refusal of Coverage
          3-11   Extended Coverage
          3-12   Grievances and Complaints
          3-13   Claims Payment
          3-14   Notification
          3-15   Rates
          3-16   Rate Modification
          3-17   Conditions of Services

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                              Page 2 of 43

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                 Medical Records Requirements
                 3-18-1 Medical Quality Review and Audit
                 Quality Enhancement
                 3-19-1 Authority
                 3-19-2 Staff
                 3-19-3 Peer Review
                 3-19-4 Referrals
          3-20   Availability of Records
          3-21   Audits
                 3-21-1 Accessibility of Records
                 3-21-2 Financial Audit
                 3-21-3 Post-Contract Audit
                 3-21-4 Accessibility for Monitoring
          3-22   Indemnification
          3-23   Confidentiality of Information
          3-24   Insurance
          3-25   Lobbying Disclosure
          3-26   Reporting Requirements
          3-27   Participant Liability
          3-28   Protection of Proprietary Information
          3-29   Regulatory Filings

SECTION   4      TERMS AND CONDITIONS

          4-1    Effective Date
          4-2    Multi-year Agreement
          4-3    Entire Understanding
          4-4    Independent Contractor
          4-5    Assignment
          4-6    Notice
          4-7    Amendments
          4-8    Governing Law
          4-9    Contract Variation
          4-10   Attorney's Fees
          4-11   Representatives
          4-12   Termination
          4-13   Contingency

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                              Page 3 of 43

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SECTION   5      EXHIBITS

          Exhibit A: Premium Payment and Rates
          Exhibit B: Enrollment Dates
          Exhibit C: Benefits
          Exhibit D: Coordination of Benefits
          Exhibit E: Access Standards
          Exhibit F: Grievance Procedure
          Exhibit G: Eligibility
          Exhibit H: Reporting Requirements

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                              Page 4 of 43

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                              AGREEMENT TO PROVIDE
                       COMPREHENSIVE HEALTH CARE SERVICES

     This agreement is made by and between the Florida Healthy Kids Corporation, hereinafter referred to as "FHKC" and PHYSICIANS HEALTHCARE PLANS, INC., hereinafter referred to as "PHP".

     WHEREAS, FHKC has been specifically empowered in subsections 624.91 (3)(b) 4, 7, and 8, Florida Statutes, to enter into contracts with HMO's, insurers, or any provider of health care services, meeting standards established by FHKC, for the provision of comprehensive health insurance coverage to participants; and

     WHEREAS, Sections 641.2017 (1) and (2), Florida Statutes, allows PHP to enter such a contractual arrangement on a prepaid per capita basis whereby PHP assumes the risk that costs exceed the amount paid on a prepaid per capita basis; and

     WHEREAS, FHKC desires to increase access to health care services and improve children's health; and

     WHEREAS, FHKC did issue an Invitation to Participate in the FHKC School Enrollment-Based Health Insurance Program inviting PHP as well as other entities, to submit a proposal for the provision of those comprehensive health care services set forth in the Invitation to Participate; and

     WHEREAS, PHP's proposal in response to the Invitation to Participate was selected through a competitive bid process as the one of the most responsive bids; and

     WHEREAS, PHP has assured FHKC of full compliance with the standards established in this Agreement and agrees to promptly respond to any required revisions or changes in the FHKC operating procedures which may be required by law or implementing regulations; and

     WHEREAS, FHKC is desirous of using PHP's provider network to deliver comprehensive health care services to eligible FHKC participants in Palm Beach County;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

SECTION 1 GENERAL PROVISIONS

-1   Definitions

     As used in this agreement, the term:

             A. "COMPREHENSIVE HEALTH CARE SERVICES" means those services, medical equipment, and supplies to be provided by PHP in accordance with standards set by FHKC and further described in Exhibit C.

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             B.  "THE PROGRAM" shall mean the project established by FHKC pursuant to Section 624.91, Florida Statutes and specified herein.

             C. "PARTICIPANT" means those individuals meeting FHKC standards of eligibility and who have been enrolled in the program.

             D. "PHP PROVIDERS" shall mean those providers set forth in the participant's handbook as from time to time amended.

             E. "CO-PAYMENT" is the payment required of the participant at the time of obtaining service. In the event the participant fails to pay the required co-payment, PHP may decline to provide non-emergency or non-urgently needed care.

             F.  "FRAUD" shall mean:
                 1)     Any FHKC participant or person who knowingly:

                        a) Fails, by any false statement, misrepresentation, impersonation, or other fraudulent means, to a disclose a material fact used in making a determination as to such person's qualification to receive comprehensive health care services coverage under the FHKC program;

                        b) Fails to disclose a change in circumstances in order to obtain or continue to receive comprehensive health care services coverage under the FHKC program to which he or she is not entitled or in an amount larger than that which he or she is entitled;

                        c) Aids and abets another person in the commission of any such act.

                 2)     Any person or FHKC participant who:

                        a) Uses, transfers, acquires, traffics, alters, forges, or possess, or

                        b) Attempts to use, transfer, acquire, traffic, alter, forge or possess, or

                        c) Aids and abets another person in the use, transfer, acquisition, traffic, alteration, forgery or possession of a FHKC identification card.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                              Page 6 of 43

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SECTION 2 FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES

2-1  Participant Identification

FHKC shall promptly furnish to PHP information to sufficiently identify participants in the Comprehensive Health Care Services plan authorized by this agreement. Additionally, FHKC shall provide PHP a compatible computer tape, or other computer-ready media, with the names of participants along with monthly additions or deletions throughout the term of this contract in accordance with the following:

     A. With respect to participants who enroll during open enrollment, such listing shall be furnished not less than seven (7) working days prior to the effective date of coverage.

     B. With respect to additions and deletions occurring after open enrollment, such listing shall be furnished not less than seven (7) working days prior to effective date of coverage.

     C. With respect to both A and B above, furnish a supplemental list of eligible participants by the third day after the effective date of coverage. PHP shall adjust enrollment retroactively to the 1st day of that month in accordance with the supplemental list and as listed in Exhibit B.

     D. FHKC may request PHP to accept additional participants after the supplemental listing for enrollment retroactive to the 1st of that coverage month. Such additions will be limited to those participants who made timely payments but were not included on the previous enrollment reports. If such additions exceed more than one percent on that month's enrollment, PHP reserves the right to deny FHKC's request.

     Payments

FHKC will promptly forward the authorized premiums in accordance with Exhibit A attached hereto and incorporated herein as part of this Agreement on or before the 1st day of each month this Agreement is in force commencing with the 1st day of October, 1999. Premiums are past due on the 15th day of each month.

In the case of non-payment of premiums by the 15th day of the month for that month of coverage, PHP shall have the right to terminate coverage under this contract, provided FHKC is given written notice prior to such termination. Termination of coverage shall be retroactive to the last day for which premium payment has been made.

     Reduced Fee Arrangements

     2-3-1   Specialty Service Fee Arrangements

             Upon prior approval of PHP, FHKC shall have the right to negotiate specialty service fee arrangements with non-PHP affiliated providers and make such rates available to PHP. In such cases if there is a material impact on the premium, the premium in Exhibit A will be adjusted by PHP in a manner consistent with sound actuarial practices.

     2-3-2   Children's Medical Services Network

             If there is a material impact on the premium in Exhibit A due to the implementation of the

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             Children's Medical Services Network as created in Chapter 391,
             Florida Statutes, PHP agrees to reduce the premium in Exhibit A in an amount consistent with sound actuarial practices.

2-4  Program Updates

FHKC shall provide PHP with updates on program highlights such as participant demographics, profiles, newsletters, legislative or regulatory inquiries and program directives.

2-5  Change in Benefit Schedule

FHKC agrees that any changes to the participant benefit schedule as set forth in Exhibit C attached hereto and incorporated herein as part of this Agreement, shall only be made as the parties hereto may mutually agree in writing.

2-6  Marketing

FHKC will market the program primarily through the Palm Beach County school district. FHKC agrees that PHP shall be allowed to participate in any scheduled marketing efforts to include, but not be limited to, any scheduled open house type activities. However, PHP is prohibited from any direct marketing to applicants or the use of FHKC's logo, name or corporate identity unless such activity has received prior written authorization from FHKC. Written authorization must be received for every individual activity.

FHKC will have the right of approval or disapproval of all descriptive plan literature and forms.

2-7  Forms and Reports

FHKC agrees that PHP shall participate in the development of any FHKC eligibility report formats which may be required from time to time.

     Coordination of Benefits

FHKC agrees that PHP shall be able to coordinate health benefits with other insurers as provided for in Florida Statutes and the procedures contained in Exhibit D attached hereto and incorporated herein as part of this Agreement.

If PHP identifies a participant covered through another health benefits program, PHP shall notify FHKC. FHKC shall make the decision as to whether the participant may continue coverage through FHKC in accordance with the eligibility standards contained herein.

     Entitlement to Reimbursement

In the event PHP provides medical services or benefits to participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, PHP shall be entitled to reimbursement from the participant, at the prevailing rate, for the reasonable value of the services or benefits provided. PHP shall not be entitled to reimbursement in excess of the participant's monetary recovery for medical expenses provided, from the third party.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                              Page 8 of 43

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SECTION 3 PHP RESPONSIBILITIES

3-1  Benefits

PHP agrees to make its provider network available to FHKC participants in Palm Beach County and to provide the comprehensive health care services as set forth in Exhibit C attached hereto and by reference made a part hereof.

3-2  Access to Care

PHP agrees to meet or exceed the appointment and geographic access standards for pediatric care existing in the community and as specifically provided for in Exhibit E attached hereto and incorporated herein as a part of this Agreement.

In the event PHP's provider network is unable to provide those medically necessary benefits specified in Exhibit C, for any reason, except force majeure, PHP shall be responsible for those contract benefits obtained from providers other than PHP for eligible FHKC participants. In the event PHP fails to meet those access standards set forth in Exhibit E, FHKC may, after following procedures set forth in Exhibit E, direct its participants to obtain such contract benefit from other providers and may contract for such services. All financial responsibility related to services received under these specific circumstances shall be assumed by PHP.

3-3  Marketing Materials

PHP agrees that it shall not utilize the marketing materials, logos, trade names, service marks or other materials belonging to FHKC without FHKC's consent which shall not be unreasonably withheld.

PHP will be responsible for all preparation, cost and distribution of members PHP handbooks, plan documents, materials, and orientation, for FHKC participants. Materials will be appropriate to the population served and unique to the program.

     Use of Name

PHP consents to the use of its name in any marketing and advertising or media presentations describing FHKC, which are developed and disseminated by FHKC to participants, employees, employers, the general public or the Palm Beach County School System, provided however, PHP reserves the right to review and concur in any such marketing materials prior to their dissemination.

     Eligibility

PHP agrees to accept participants who meet the eligibility standards contained in Exhibit G attached hereto and incorporated herein as a part of this Agreement. Provided, PHP reserves the right upon reasonable notification to periodically review certain eligibility determinations and FHKC shall ensure all records and findings concerning a particular eligibility determination will be made available with reasonable promptness.

3-6  Effective Date of Coverage

Coverage for every participant shall become effective at 12:01 a.m. EST/EDT, as appropriate, and as indicated in Exhibit B.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                              Page 9 of 43

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3-7  Termination of Participation

A participant's coverage under this program shall terminate on the last day of the month in which the participant:

     A.      ceases to be eligible to participate in the program;

     B.      establishes residence outside the service area; or

     C.      is determined to have acted fraudulently pursuant to Section
             1-1(F).

3-8  Continuation of Coverage Upon Termination of this Agreement

PHP agrees that, upon termination of this Agreement for any reason, unless instructed otherwise by FHKC, it will continue to provide inpatient services to FHKC participants who are then inpatients until such time as such participants have been appropriately discharged. However, PHP shall not be required to provide such extended benefits beyond 12 calendar months from the date the Agreement is terminated.

If PHP terminates this Contract at its sole option and through no fault of the FHKC and if on the date of termination a participant is totally disabled and such disability commenced while coverage was in effect, that participant shall continue to receive all benefits otherwise available under this contract for the condition under treatment which caused such total disability until the earlier of (1) the expiration of the contract benefit period for such benefits; (2) determination by the Medical Director of PHP that treatment is no longer medically necessary; (3) twelve (12) months from the date of termination of coverage; (4) a succeeding carrier elects to provide replacement coverage without limitation as to the disability condition; provided however, that benefits will be provided only so long as the participant is continuously totally disabled and only for the illness or injury which caused the total disability.

For the purpose of this section, a participant who is "totally disabled" shall mean a participant who is physically unable to work, as determined by the Medical Director of PHP, due to an illness or injury at any gainful job for which the participant is suited by education, training, experience or ability. Pregnancy, childbirth or hospitalization in and of themselves do not constitute "total disability". In the case of maternity coverage, when participant is eligible for such coverage, when not covered by a succeeding carrier, a reasonable period of extension of benefits shall be granted. The extension of benefits shall be only for the period of pregnancy, and shall not be based on total disability.

3-9  Participant Certificates and Handbooks

PHP will issue participant certificates and handbooks to all FHKC designated participants. Except as specifically provided in Sections 3-8 and 3-11 hereof, all participant rights and benefits shall terminate upon termination of this Agreement or upon termination of participation in the program.

     Refusal of Coverage

PHP shall not refuse to provide coverage to any participant on the basis of past or present health status.

     Extended Coverage

With regards to those participants who have been terminated pursuant to Section 3-7 A, PHP will not offer individual coverage.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 10 of 43

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3-12 Grievances and Complaints

PHP agrees to provide all FHKC participants a Grievance Process and make reports quarterly to the FHKC, as required, in accordance with Exhibit F attached hereto and incorporated herein as a part of this Agreement.

In addition, the grievance and complaint procedures shall be governed by the following rules and guidelines:

     A. There must be sufficient support staff (clerical and professional) available to process grievances.

     B. Staff must be educated concerning the importance of the procedure and the rights of the enrollee.

     C. Someone with problem solving authority must be part of the grievance procedure.

     D. In order to initiate the grievance process, such grievance must be filed in writing.

     E. The parties will provide assistance to grievant during the grievance process to the extent FHKC deems necessary.

     F. Grievances shall be resolved within sixty days from initial filing by the participant, unless information must be collected from providers located outside the authorized service area or from non-contract providers. In such exceptions, an additional extension shall be authorized upon establishing good cause.

     G. A record of informal complaints received which are not grievances shall be maintained and shall include the date, name, nature of the complaint and the disposition.
     Claims Payment

PHP will pay any claims from its offices located at 1410 North Westshore Blvd., Suite 200, Tampa, Florida 33607 (or any other designated claims office located in its service area). In accordance with Florida Statutes, PHP will pay clean claims filed within thirty-five (35) working days or request additional information of the claimant necessary to process the claim.

     Notification

PHP shall immediately notify FHKC of:

     A. Any judgment, decree, or order rendered by any court of any jurisdiction or Florida Administrative Agency enjoining PHP from the sale or provision of service under Chapter 641, Part II, Florida Statutes.

     B. Any petition by PHP in bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act or Chapter 631, Part I, Florida Statutes, or an admission seeking the relief provided therein.

     C. Any petition or order of rehabilitation or liquidation as provided in Chapters 631 or 641,

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 11 of 43

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             Florida Statutes.

     D.      Any order revoking the Certificate Of Authority granted to PHP.

     E. Any administrative action taken by the Department of Insurance or Agency for Health Care Administration in regard to PHP.

     F. Any medical malpractice action filed in a court of law in which a FHKC participant is a party (or in whose behalf a participant's allegations are to be litigated).

     G. The filing of an application for change of ownership with the Florida Department of Insurance.

     H. On a monthly basis, PHP shall inform FHKC of any changes to the provider network that differ from the network presented in the original bid proposal, including discontinuation of any primary care providers or physician practice associations or groups with Healthy Kids enrollees on their panels.

3-15 Rates

The rate charged for provision of Comprehensive Health Care Services shall be as stated in Exhibit A

     Rate Modification

     I       Annual Adjustment

             Upon request by PHP, the Board of Directors of the FHKC may approve an adjustment to the premium effective only on October 1, however each adjustment must meet the following minimum conditions:

             A. Any request to adjust the premium must be received by the preceding April

             B. The request for an adjustment must be accompanied by a supporting independent actuarial memorandum; and

             C. The proposed premium shall not be excessive or inadequate in accordance with the standards established by the Department of Insurance for such determination.

     Conditions of Services

Services shall be provided by PHP under the following conditions:

     A Appointment. Participants shall first contact their assigned primary care physician for an appointment in order to receive non-emergency health services.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 12 of 43

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     B.      Provision of Services. Services shall be provided and paid for by
             PHP only when PHP performs, prescribes, arranges or authorizes the services. Services are available only from and under the direction of PHP and neither PHP nor PHP Physicians shall have any liability or obligation whatsoever on account of any service or benefit sought or received by any member from any other physician or other person, institution or organization, unless prior special arrangements are made by PHP and confirmed in writing except as provided for in Section 3-2.

     C. Hospitalization. PHP does not guarantee the admission of a participant to any specific hospital or other facility or the availability of any accommodations or services therein. Inpatient Hospital Service is subject to all rules and regulations of the hospital or other medical facility to which the member is admitted.

     D. Emergency Services. Exceptions to Section 3-17 A, B and C are services which are needed immediately for treatment of an injury or sudden illness where delay means risk of permanent damage to the participant's health. PHP shall provide and pay for emergency services both inside and outside the service area.

     Medical Records Requirements

PHP shall require providers to maintain medical records for each participant under this contract in accordance with applicable state and federal law.

     3-18-1  Medical Quality Review and Audit

             FHKC shall conduct an independent medical quality review of PHP at the conclusion of the first twelve months of coverage. The independent auditor's report will include a written review and evaluation of care provided to FHKC participants enrolled in PHP in Palm Beach County.

     Quality Enhancement (Assurance)

The PHP shall have a quality enhancement program. If the PHP has an existing program, it must satisfy the FHKC's quality enhancement standards. Approval will be based on the PHP adherence to the minimum standards listed below.

     3-19-1 Quality Enhancement Authority. The Plan shall have a quality enhancement review authority which shall:

             (a) Direct and review all quality enhancement activities.

             (b) Assure that quality enhancement activities take place in all areas of the plan.

             (c) Review and suggest new or improved quality enhancement activities.

             (d) Direct task forces/committees in the review of focused concern.

             (e) Designate evaluation and study design procedures.

             (f) Publicize findings to appropriate staff and departments within the plan.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 13 of 43

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             (g) Report findings and recommendations to the appropriate executive authority.

             (h) Direct and analyze periodic reviews of enrollees' service utilization patterns.

     3-19-2 Quality Enhancement Staff. The plan shall provide for quality enhancement staff which has the responsibility for:

             (a) Working with personnel in each clinical and administrative department to identify problems related to quality of care for all covered professional services.

             (b) Prioritizing problem areas for resolution and designing strategies for change.

             (c) Implementing improvement activities and measuring success.

             (d) Performing a quarterly review of a random selection of 10 percent or 50 enrollee records, whichever is fewer. Reviewing elements shall include management of specific diagnosis, appropriateness and timeliness of care, comprehensiveness of and compliance with the plan of care, and evidence of special screening for high risk individuals or conditions.

             (e) Providing outcome of any Quality Enhancement activities involving children 5-19 years of age to the FHKC.

     3-19-3 Peer Review Authority. The plan's quality enhancement program shall have a peer review component and a peer review authority.

             Scope of Activities

             (a) The review of the practice methods and patterns of individual physicians and other health care professionals.

             (b) The ability and responsibility to evaluate the appropriateness of care rendered by professionals.

             (c) The authority to implement corrective action when deemed necessary.

             (d) The responsibility to develop policy recommendations to maintain or enhance the quality of care provided to plan participants.

             (e) A review process which includes the appropriateness of diagnosis and subsequent treatment, maintenance of medical record requirements, adherence to standards generally accepted by professional group peers, and the process and outcome of care.

             (f) The maintenance of written minutes of the meetings and provision of reports to FHKC of any activities related to FHKC participants to the extent allowed under state law.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 14 of 43

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             (g) Peer review must include examination of morbidity and
                 mortality.

     3-19-4  Referrals To Peer Review Authority

             (a) All written and/or oral allegations of inappropriate or aberrant service must be referred to the Peer Review Authority.

             (b) Recipients and staff must be advised of the role of the Peer
                 Review Authority and the process to advise the authority of situations or problems.

             (c) All grievances related to medical treatment must be presented to the Authority for examination and, when a FHKC participant is involved, the outcome of the grievance resolution reported to FHKC.

     Availability of Records

PHP shall make all records available at its own expense for review, audit, or evaluation by authorized federal, state and FHKC personnel. The location will be determined by PHP subject to approval of FHKC. Access will be during normal business hours and will be either through on-site review of records or through the mail.

Copies of all records, will be sent to FHKC by certified mail within seven working days of request. It is FHKC's responsibility to obtain sufficient authority, as provided for by applicable statute or requirement, to provide for the release of any patient specific information or records requested by the FHKC, State or Federal agencies.

     Audits

     3-21-1  Accessibility of Records

             PHP shall maintain books, records, documents, and other evidence pertaining to the administrative costs and expenses of the contract relating to the individual participants for the purposes of audit requirements. These records, books, documents, etc., shall be available for review by authorized federal, state and FHKC personnel during the contract period and five (5) years thereafter, except if an audit is in progress or audit findings are yet unresolved in which case records shall be kept until all tasks are completed. During the contract period these records shall be available at PHP's offices at all reasonable times. After the contract period and for five years following, the records shall be available at PHP's chosen location subject to the approval of FHKC. If the records need to be sent to FHKC, PHP shall bear the expense of delivery. Prior approval of the disposition of PHP and subcontractor records must be requested and approved if the contract or subcontract is continuous.

             This agreement is subject to unilateral cancellation by FHKC if PHP refuses to allow such public access.

     3-21-2  Financial Audit

             Upon reasonable notice by FHKC, PHP shall permit an independent audit by FHKC of its financial condition or performance standard in accordance with the provisions of this

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 15 of 43

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             agreement and the Florida Insurance Code and regulations adopted thereunder.

     3-21-3  Post-Contract Audit

             PHP agrees to cooperate with the post-contract audit requirements of appropriate regulatory authorities and in the interim will forward promptly PHP's annual audited financial statements to the FHKC. In addition, PHP agrees to the following:

             PHP agrees to retain and make available upon request, all books, documents and records necessary to verify the nature and extent of the costs of the services provided under this Agreement, and that such records will be retained and held available by PHP for such inspection until the expiration of four (4) years after the services are furnished under this Agreement. If, pursuant to this Agreement and if PHP's duties and obligations are to be carried out by an individual or entity subcontracting with PHP and that subcontractor is, to a significant extent, owns or is owned by or has control of or is controlled by PHP, each subcontractor shall itself be subject to the access requirement and PHP hereby agrees to require such subcontractors to meet the access requirement.

             PHP understands that any request for access must be in writing and contain reasonable identification of the documents, along with a statement as to the reason that the appropriateness of the costs or value of the services in question cannot be adequately or efficiently determined without access to its books or records. PHP agrees that it will notify FHKC in writing within ten (10) days upon receipt of a request for access.

     3-21-4  Accessibility for Monitoring

             PHP shall make available to all authorized federal, state and FHKC personnel, records, books, documents, and other evidence pertaining to the contract as well as appropriate personnel for the purpose of monitoring under this contract. The monitoring shall occur periodically during the contract period.

3-22 Indemnification

PHP agrees to indemnify and hold harmless FHKC from any losses resulting from negligent, dishonest, fraudulent or criminal acts of PHP, its officers, its directors, or its employees, whether acting alone or in collusion with others.

PHP shall indemnify, defend, and hold FHKC and its officers, employees and agents harmless from all claims, suits, judgments or damages, including court costs and attorney fees, arising out of any negligent or intentional torts by PHP.

PHP shall hold all enrolled participants harmless from all claims for payment of covered services, except co-payments, including court costs and attorney fees arising out of or in the course of this contract pertaining to covered services. In no case will FHKC or program participants be liable for any debts of the PHP.

PHP agrees to indemnify, defend, and save harmless FHKC, its officers, agents, and employees from:

     A. Any claims or losses attributable to a service rendered by any subcontractor, person, or firm performing or supplying services, materials, or supplies in connection with the performance of

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 16 of 43
             the contract regardless of whether FHKC knew or should have known of such improper service, performance, materials or supplies.

     B. Any failure of PHP, its officers, employees, or subcontractors to observe Florida law, including but not limited to labor laws and minimum wage laws, regardless of whether the FHKC knew or should have known of such failure.

With respect to the rights of indemnification given herein, FHKC agrees to provide to PHP, if known to FHKC, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition to indemnification

     Confidentiality of Information

PHP shall treat all information, and in particular information relating to participants which is obtained by or through its performance under the contract, as confidential information to the extent confidential treatment is provided under state and federal laws. PHP shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and securement of its rights under the contract.

All information as to personal facts and circumstances concerning participants obtained by PHP shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of FHKC or the participant, provided that nothing stated herein shall prohibit the disclosure of information in summary, statistical, or other form which does not identify particular individuals. The use or disclosure of information concerning participants will be limited to purposes directly connected with the administration of the contract. It is expressly understood that substantial evidence of PHP's refusal to comply with this provision shall constitute a breach of contract.

     Insurance

PHP shall not commit any work in connection with the contract until it has obtained all types and levels of insurance required and approved by appropriate state regulatory agencies. The insurance includes but is not limited to worker's compensation, liability, fire insurance, and property insurance. Upon request, FHKC shall be provided proof of coverage of insurance by a certificate of insurance accompanying the contract documents.

FHKC shall be exempt from and in no way liable for any sums of money which may represent a deductible in any insurance policy. The payment of such a deductible shall be the sole responsibility of PHP and/or subcontractor holding such insurance. The same holds true of any premiums paid on any insurance policy pursuant to this contract. Failure to provide proof of coverage may result in the contract being terminated.

     Lobbying Disclosure

PHP shall comply with applicable state and federal requirements for the disclosure of information regarding lobbying activities of the firm, subcontractors or any authorized agent. Certification forms shall be filed by PHP certifying that no state or federal funds have been or will be used in lobbying activities, and the disclosure forms shall be used by PHP to disclose lobbying activities in connection with the Program that have been or will be paid for with non-federal funds.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 17 of 43

3-26 Reporting Requirements

PHP agrees to provide on a timely basis the quarterly statistical reports detailed in Exhibit H to FHKC which FHKC must have to satisfy state and federal reporting requirements.

3-27 Participant Liability

PHP hereby agrees that no FHKC participant shall be liable to PHP or any PHP network providers for any services covered by FHKC under this Agreement. Neither PHP or any representative of PHP shall collect or attempt to collect from an FHKC participant any money for services covered by the program and neither PHP nor representatives of PHP may maintain any action at law against a FHKC participant to collect money owed to PHP by FHKC. FHKC participants shall not be liable to PHP for any services covered by the participant's contract with FHKC. This provision shall not prohibit collection of co-payments made in accordance with the terms of this Agreement. Nor shall this provision prohibit collection for services not covered by the contract between FHKC and the participants.

     Protection of Proprietary Information

PHP and FHKC mutually agree to maintain the integrity of all proprietary information, including but not limited to membership lists, including names, addresses and telephone numbers. Neither parties will disclose or allow to be disclosed proprietary information, by any means, to any person without the prior written approval of the other party. All proprietary information will be so designated.

This requirement does not extend to routine reports and membership disclosure necessary for efficient management of the program.

     Regulatory Filings

PHP will forward all regulatory filings, (i.e., documents, forms and rates) relating to this contract to FHKC for their review and approval. Once such regulatory filings are approved, FHKC will submit them to the Department of Insurance on PHP's behalf.

SECTION 4 TERMS AND CONDITIONS

4-1  Effective Date

This Agreement shall be effective on the first (1st) day of October, 1999 and shall remain in effect through September 30, 2001.

4-2  Multiple Year Agreement

Parties hereto agree this is a "Multiple Year Agreement" meaning this Agreement which is effective as of October 1, 1999 shall extend through September 30, 2001, and shall thereafter be automatically renewed for no more than (2) successive one year periods. Either party may elect not to renew this Agreement and in that event shall give written notice to said effect to the other party at least six (6) months prior to the expiration of the then current term.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 18 of 43

4-3  Entire Understanding

This Agreement embodies the entire understanding of the parties in relationship to the subject matter hereof. No other agreement, understanding or representation, verbal or otherwise, relative to the subject matter hereof exists between the parties at the time of execution of this Agreement.

4-4  Independent Contractor

The relationship of PHP to the FHKC shall be solely that of an independent contractor. As an independent contractor, PHP agrees to comply with the following provisions:

             a. Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.

             b. Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

             c. Title IX of the Education Amendments of 1972, as amended 29 U.S.C. 601 et seq. which prohibits discrimination on the basis of sex.

             d. The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

             e. Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9848, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

             f. The American with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.

             g. Section 274A (e) of the Immigration and Nationalization Act, FHKC shall consider the employment by any contractor of unauthorized aliens a violation of this Act. Such violation shall be cause for unilateral cancellation of this contract.

4-5  Assignment

This Agreement may not be assigned by PHP without the express prior written consent of FHKC. Any purported assignment shall be deemed null and void.

This contract and the monies which may become due hereunder are not assignable by PHP except with the prior written approval of FHKC.

4-6  Notice

Notice required or permitted under this Agreement shall be directed as follows:

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 19 of 43

             For PHP:
             DAISY GOMEZ
             GOVERNMENT PROGRAMS DIRECTOR
             2333 PONCE DE LEON BLVD., SUITE 303
             CORAL GABLES, FLORIDA 33134

             For FHKC:
             EXECUTIVE DIRECTOR
             FLORIDA HEALTHY KIDS CORPORATION
             POST OFFICE BOX 980
             TALLAHASSEE, FL 32302

             or to such other place or person as written notice thereof may be given to the other party.

4-7  Amendment

Not withstanding anything to the contrary contained herein, this Agreement may be amended by mutual written consent of the parties at any time.

4-8  Governing Law

This Agreement shall be construed and governed in accordance with the laws of the State of Florida.

4-9  Contract Variation

If any provision of the contract (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both FHKC and PHP shall be relieved of all obligation arising under such provisions. If the remainder of the contract is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed. In addition, if the laws or regulations governing this contract should be amended or judicially interpreted as to render the fulfillment of the contract impossible or economically infeasible, both FHKC and PHP will be discharged from further obligations created under the terms of the contract.

4-10 Attorneys Fees

In the event that either party deems it necessary to take legal action to enforce any provision of this Agreement the court or hearing officer, in his discretion, may award costs and attorneys' fees to the prevailing party. Legal actions are defined to include administrative proceedings.

4-11 Representatives

Each party shall designate a representative to serve as the day to day management of FHKC School Based Health Insurance Plan, helping to resolve services questions, assuring proper arbitration in the event of a dispute, as well as responding to general administrative and procedural problems. These individuals will be the principal points of contact for all inquiries unless the designated representatives specifically refer the inquiry to another party within their respective organizations.

     Termination

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 20 of 43

     A. Termination for Cause

     FHKC shall have the absolute right to terminate for cause, this Agreement, and all obligations contained hereunder. Cause shall be defined as any material breach of PHP's responsibilities as set forth herein, which can not be cured by PHP within 30 days from the date of written notice from FHKC but, if the default condition cannot be cured within the 30 days, PHP may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure. Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

     PHP shall have the absolute right to terminate for cause this Agreement, and all obligations contained hereunder. Cause shall be defined as any material breach of FHKC's responsibilities as set forth herein, which can not be cured by FHKC within 30 days from the date of written notice from PHP but, if the default condition cannot be cured within the 30 days, FHKC may, if it has commenced reasonable efforts to correct the condition within that 30 day period, have up to 90 days to complete the required cure. Nothing in this Agreement shall extend this 90 day period except the mutual consent of the parties hereto.

     B. Change of Controlling Interest

     FHKC shall have the absolute right to elect to continue or terminate this Agreement, at its sole discretion, in the event of a change in the controlling interest of PHP. PHP shall provide notice of regulatory agency approval prior to any transfer or change in control, and FHKC shall have ten (10) days thereafter to elect continuation or termination of this Agreement.

4-13 Contingency

     This Agreement and all obligations created hereunder, are subject to continuation and approval of funding of the FHKC by the appropriate state and federal or local agencies.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 30th day of June, 1999

                                        PHP HEALTH PLAN OF FLORIDA

/s/ [ILLEGIBLE]                         BY: /s/ Peter Jimenez
----------------                        --------------------------------
Witness                                 Name: Peter Jimenez
                                        Title V.P. of Development

                                        FLORIDA HEALTHY KIDS CORPORATION
/s/ [ILLEGIBLE]                         BY: /s/ Rose M. Naff
----------------                        --------------------------------
Witness                                 Rose M. Naff
                                        Executive Director

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 21 of 43

                                    EXHIBIT A

                            HEALTH SERVICES AGREEMENT

The Comprehensive Health Care Services premium for participants in the Florida Healthy Kids School Enrollment-Based Health Insurance Program for the coverage period October 1, 1999 through September 30, 2000 shall be $66.62 per month for each covered participant, including the preventive dental benefit.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 22 of 43

                                                                       EXHIBIT B

                                      ENROLLMENT PROCEDURES

1 All FHKC eligible participants will be provided with necessary enrollment materials and forms from FHKC or its assignee.

2. FHKC will provide PHP with eligible participants who have selected PHP or who have been assigned by FHKC to PHP according to the provisions of
     Section 2-1 via an enrollment tape, using a tape layout to be specified by FHKC.

3. Upon receipt of such enrollment tape, PHP acting as an agent for FHKC shall provide each participant with an enrollment package including:

     A. A membership card displaying participants name, participation number, and effective date of coverage;

     B.      Participants handbook; and,

     C.      Current listing of primary care and hospital providers.

4. All additions or deletions will be submitted in accordance with referenced sections of this Agreement and Exhibit B.

5. Upon receipt of monthly tape from FHKC, PHP will process all new enrollments and provide new participants with enrollment package described above.

6. Deletions will be processed by PHP and participants will be notified in writing by regular mail advising them of the effective date of deletion.

7. A waiting period of sixty days will be imposed on those participants who voluntarily cancel their coverage by non-payment of the required monthly premium. Canceled participants must request reinstatement from FHKC and wait at least sixty days from the date of that request before coverage can be reinstated.

PHYSICIANS HEALTHCARE PLANS\PALM BEACH                             Page 23 of 43

                                                                       EXHIBIT C

                            ENROLLEE BENEFIT SCHEDULE

The following health care benefits are included under this contract and PHP shall pay an enrollee's covered expenses up to a lifetime maximum of $1 million per covered enrollee.

                BENEFIT                                  LIMITATIONS                              CO-PAYMENT

A.      Inpatient Hospital Services        All admissions must be authorized by       NONE
                                           PHP.

All covered services provided for the      The length of the patient stay shall be
medical care and treatment of an           determined based on the medical
enrollee who is admitted as an inpatient   condition of the enrollee in relation to
to a hospital licensed under part I of     the necessary and appropriate level of
Chapter 395.                               care.

Covered services include: physician's      Room and board may be limited to
services; room and board; general          semi-private accommodations, unless a
nursing care; patient meals; use of        private room is considered medically
operating room and related facilities;     necessary or semi-private accommodations
use of intensive care unit and services;   are not available.
radiologic, laboratory and other
diagnostic tests; drugs; medications;      Private duty nursing limited to
biologicals; anesthesia and oxygen         circumstances where such care is
services; special duty nursing;            medically necessary.
radiation and chemotherapy; respiratory
therapy; administration of whole blood     Admissions for rehabilitation and
plasma; physical, speech and               physical therapy are limited to 15 days
occupational therapy; medically            per contract year.
necessary services of other health
professionals.
                                           Shall Not Include Experimental or
                                           Investigational Procedures as defined as
                                           a drug, biological product, device,
                                           medical treatment or procedure that
                                           meets any one of the following criteria,
                                           as determined by the Plan:

                                           1. Reliable Evidence shows the drug,
                                           biological product, device, medical
                                           treatment, or procedure when applied to
                                           the circumstances of a particular
                                           patient is the subject of ongoing phase
                                           I, II or III clinical trials or
                                           2. Reliable Evidence shows the drug,
                                           biological product, device, medical
                                           treatment or procedure when

Enrollee Benefit Schedule                                          Page 24 of 43

Inpatient Services, (cont'd)               applied to the circumstances of a
                                           particular patient is under study with a
                                           written protocol to determine maximum
                                           tolerated dose, toxicity, safety,
                                           efficacy, or efficacy in comparison to
                                           conventional alternatives, or
                                           3.Reliable Evidence shows the drug,
                                           biological product, device, medical
                                           treatment, or procedure is being
                                           delivered or should be delivered subject
                                           to the approval and supervision of an
                                           Institutional Review Board (IRB) as
                                           required and defined by federal
                                           regulations, particularly those of the
                                           U.S. Food and Drug Administration or the
                                           Department of Health and Human Services.

B.      Emergency Services                 Must use a PHP designated facility or      $10 per visit
                                           provider for emergency care unless the     (waived if primary
Covered Services include visits to an      time to reach such facilities or           care physician
emergency room or other licensed           providers would mean the risk of           authorizes or if
facility if needed immediately due to an   permanent damage to patient's health.      admitted)
injury or illness and delay means risk
of permanent damage to the enrollee's
health.

C.      Maternity Services and Newborn     Infant is covered for up to three (3)      NONE
        Care                               days following birth or until the infant
                                           is transferred to another medical
Covered services include maternity and     facility, whichever occurs first.
newborn care; prenatal and postnatal
care; initial inpatient care of            Coverage may be limited to the fee for
adolescent participants, including         vaginal deliveries.
nursery charges and initial pediatric or
neonatal examination.

D.      Organ Transplantation Services     Coverage is available for transplants      NONE
                                           and medically related services if deemed
Covered services include pre-transplant,   necessary and appropriate within the
transplant and post-discharge services     guidelines set by the Organ Transplant
and treatment of complications after       Advisory Council or the Bone Marrow
transplantation.                           Transplant Advisory Council.

Enrollee Benefit Schedule                                          Page 25 of 43

C.      Outpatient Services                Services must be provided directly by      No co-payment for well child care, preventive
                                           PHP or through pre-approved referrals.     care or for routine vision and hearing
                                                                                      screenings.
Preventive, diagnostic, therapeutic,
palliative care, and other services
provided to an enrollee in the
outpatient portion of a health facility    Routine hearing and screening must be     $3 per office visit
licensed under chapter 395.                provided by primary care physician.

Covered services include Well-child        Family planning limited to one annual
care, including services recommended in    visit and one supply visit each ninety
the Guidelines for Health Supervision of   days.
Children and Youth as developed by
Academy of Pediatrics; immunizations and   Chiropractic services shall be provided
injections; health education counseling    in the same manner as in the Florida
and clinical services; family planning     Medicaid program.
services, vision screening; hearing
screening; clinical radiologic,            Podiatric services are limited to one
laboratory and other outpatient            visit per day totaling two visits per
diagnostic tests; ambulatory surgical      month for specific foot disorders.
procedures; splints and casts;             Routine foot care must be for conditions
consultation with and treatment by         that result in circulatory embarrassment
referral physicians; radiation and         or desensitization.
chemotherapy; chiropractic services;
podiatric services.                        Dental services must be provided to an
                                           oral surgeon for medically necessary
                                           reconstructive dental surgery due to
                                           injury.

                                           Treatment for temporomandibular joint
                                           (TMJ) disease is specifically excluded.

                                           Shall Not Include Experimental or
                                           Investigational Procedures as defined as
                                           a drug, biological product, device,
                                           medical treatment or procedure that
                                           meets any one of the following criteria,
                                           as determined by the Plan:

                                           1. Reliable Evidence shows the drug,
                                           biological product, device, medical
                                           treatment, or procedure when applied to
                                           the circumstances of a particular
                                           patient is the subject of ongoing phase
                                           I, II or III clinical trials or
                                           2. Reliable Evidence shows the drug,
                                           biological product, device, medical
                                           treatment or procedure when applied to
                                           the circumstances of a particular
                                           patient is under study with a written
                                           protocol to determine maximum tolerated
                                           dose, toxicity, safety, efficacy, or
                                           efficacy in comparison to conventional
                                           alternatives, or

Enrollee Benefit Schedule                                          Page 26 of 43

                                           3. Reliable Evidence shows the drug,
Outpatient Services, (cont'd)              biological product, device, medical
                                           treatment, or procedure is being
                                           delivered or should be delivered subject
                                           to the approval and supervision of an
                                           Institutional Review Board (IRB) as
                                           required and defined by federal
                                           regulations, particularly those of the
                                           U.S. Food and Drug Administration or the
                                           Department of Health and Human Services.

D.      Behavioral Health Services         All services must be provided directly
                                           by PHP or upon approved referral.
Covered services include inpatient and
outpatient care for psychological or       Inpatient services are limited to not      INPATIENT: NONE
psychiatric evaluation, diagnosis and      more than thirty inpatient days per
treatment by a licensed mental health      contract year for psychiatric
professional.                              admissions, or residential services in
                                           lieu of inpatient psychiatric
                                           admissions; however, a minimum of ten of
                                           the thirty days shall be available only
                                           for inpatient psychiatric services when
                                           authorized by PHP physician.

                                           Outpatient services are limited to a       OUTPATIENT: $3 per visit
                                           maximum of forty outpatient visits per
                                           contract year.

E.      Substance Abuse Services           All services must be provided directly     INPATIENT: NONE
                                           by PHP or upon approved referral.
Includes coverage for inpatient and
outpatient care for drug and alcohol       Inpatient services are limited to not
abuse including counseling and placement   more than seven inpatient days per
assistance.                                contract year for medical detoxification
                                           only and thirty days residential
                                           services.

Outpatient services include evaluation,    Outpatient visits are limited to a         OUTPATIENT: $3 per visit
diagnosis and treatment by a licensed      maximum of forty visits per contract
practitioner.                              year.

Enrollee Benefit Schedule                                          Page 27 of 43

F.      Therapy Services                   All treatments must be performed           $3 per visit
                                           directly or as authorized by PHP.
Covered services include physical,
occupational, respiratory and speech       Limited to up to twenty-four treatment
therapies for short-term rehabilitation    sessions within a sixty day period per
where significant improvement in the       episode or injury, with the sixty day
enrollee's condition will result.          period beginning with the first
                                           treatment.

I.      Home Health Services               Coverage is limited to skilled nursing     $3 per visit
                                           services only.
Includes prescribed home visits by both
registered and licensed practical nurses   Meals, housekeeping and personal comfort
to provide skilled nursing services on a   items are excluded.
part-time intermittent basis.
                                           Services must be provided directly by
                                           PHP.

J.      Hospice Services                   Once a family elects to receive hospice    $3 per visit
                                           care for an enrollee, other services
Covered services include reasonable and    that treat the terminal condition will
necessary services for palliation or       not be covered.
management of an enrollee's terminal
illness.                                   Services required for conditions totally
                                           unrelated to the terminal condition are
                                           covered to the extent that the services
                                           are covered under this contract.

Enrollee Benefit Schedule                                          Page 28 of 43

K.      Nursing Facility Services          All admissions must be authorized by PHP   NONE
                                           and provided by a PHP affiliated
Covered services include regular nursing   facility.
services, rehabilitation services, drugs
and biologicals, medical supplies, and     Participant must require and receive
the use of appliances and equipment        skilled services on a daily basis as
furnished by the facility.                 ordered by PHP physician.

                                           The length of the enrollee's stay shall
                                           be determined by the medical condition
                                           of the enrollee in relation to the
                                           necessary and appropriate level of care,
                                           but is no more than 100 days per
                                           contract year.

                                           Room and board is limited to
                                           semi-private accommodations unless a
                                           private room is considered medically
                                           necessary or semi-private accommodations
                                           are not available.

                                           Specialized treatment centers and
                                           independent kidney disease treatment
                                           centers are excluded.

                                           Private duty nurses, television, and
                                           custodial care are excluded.

                                           Admissions for rehabilitation and
                                           physical therapy are limited to fifteen
                                           days per contract year.

L.      Durable Medical Equipment and      Equipment and devices must be provided     NONE
        Prosthetic Devices                 by authorized PHP supplier.

Equipment and devices that are medically   Covered prosthetic devices include
indicated to assist in the treatment of    artificial eyes and limbs, braces, and
a medical condition and specifically       other artificial aids.
prescribed as medically necessary by
enrollee's PHP physician.                  Low vision and telescopic lenses are not
                                           included.

                                           Hearing aids are covered only when
                                           medically indicated to assist in the
                                           treatment of a medical condition.

Enrollee Benefit Schedule                                          Page 29 of 43

M.      Refractions                        Enrollee must have failed vision           $3 per visit
                                           screening by primary care physician.
Examination by a HIP optometrist to
determine the need for and to prescribe    Corrective lenses and frames are limited   $10 for corrective lenses
corrective lenses as medically             to one pair every two years unless head
indicated.                                 size or prescription changes. Coverage
                                           is limited to Medicaid frames with
                                           plastic or SYL non-tinted lenses.

N.      Pharmacy                           Covered drugs are limited to the Florida   $3 per prescription
                                           Medicaid formulary with generic            for up to a 31-day
Prescribed drugs for the treatment of      substitution.                              supply
illness or injury or injury.
                                           Brand name products are covered if a
                                           generic substitution is not available or
                                           where the prescribing physician
                                           indicates that a brand name is medically
                                           necessary.

                                           All medications must be dispensed
                                           through HIP or a HIP designated
                                           pharmacy.

                                           All prescriptions must be written by the
                                           participant's primary care physician,
                                           HIP approved specialist or consultant
                                           physician.

O.      Transportation Services            Must be in response to an emergency        $10 per service
                                           situation.
Emergency transportation as determined
to be medically necessary in response to
an emergency situation.

P.      Preventive Dental Services         Two cleanings and 2 sets of X-Rays per     No Co-Payment
                                           year.

                                                                       EXHIBIT D

                    WORKER'S COMPENSATION, THIRD PARTY CLAIM
                    PERSONAL INJURY PROTECTION BENEFITS, AND
                            COORDINATION OF BENEFITS

A.   WORKER'S COMPENSATION

     Worker's compensation benefits are primary to all benefits which may be provided pursuant to this contract. In the event PHP provides services or benefits to a participant who is entitled to worker's compensation benefits, PHP shall complete and submit to the appropriate carrier, such forms, assignments, consents and releases as are necessary to enable PHP to obtain payment, or reimbursement, under the worker's compensation law.

B.   THIRD PARTY CLAIMS

     In the event PHP provides medical services or benefits to participants who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, PHP shall be entitled to reimbursement from the participant, at the prevailing rate, for the reasonable value of the services or benefits provided. PHP shall not be entitled to reimbursement in excess of the participant's monetary recovery for medical expenses provided, from the third party.

C.   NO-FAULT, PERSONAL INJURY PROTECTION AND MEDICAL PAYMENTS COVERAGE

     As noted in the Florida Statutes (F.S. 641.31(8)), automobile no-fault, personal injury protection, and medical payments insurance, maintained by or for the benefit of the participant, shall be primary to all services or benefits which may be provided pursuant to this contract. In the event PHP provides services or benefits to a participant who is entitled to the aforesaid automobile insurance benefits, the parent/guardian or participant shall complete and submit to PHP, or to the automobile insurance carrier, such forms, assignments, consents and releases as are necessary to enable PHP to obtain payment or reimbursement from such automobile insurance carrier.

D.   COORDINATION OF BENEFITS AMONG HEALTH INSURERS

     PHP shall coordinate benefits in accordance with NAIC principles as may be amended from time to time. If any benefits to which a participant is entitled under this contract are also covered under any other group health benefit plan or insurance policy, the benefits hereunder shall be reduced to the extent that benefits are available to participant under such other plan or policy whether or not a claim is made for the same, subject to the following:

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 31 of 43

                                                                       EXHIBIT D
                                                                     (Continued)

     The rules establishing the order of benefit determination between this contract and other plan covering the participant on whose behalf a claim is made are as follows:

     (a) The benefits of a policy or plan which covers the person as an employee, member, or subscriber, other than as a dependent are determined before those of the policy or plan which covers the person as a dependent.

     (b) Except as stated in paragraph C, when two or more policies or plans cover the same child as a dependent of different parents:

             (l)The benefits of the policy or plan of the parent whose birthday, excluding year of birth, falls earlier in a year are determined before those of the policy of the parent whose birthday, excluding year of birth, falls later in that year; but

             (2)If both parents have the same birthday, the benefits of the policy or plan which covered the parent for a longer period of time are determined before those of the policy or plan which covered the parent for shorter period of time. However, if a policy or plan subject to the rule based on the birthday of the parents as stated above coordinates with an out-of-state policy or plan which contains provisions under the benefits of a policy or a person as a dependent of a male are determined before those of a policy or plan which covers the person as a dependent of a female and if, as a result, the policies or plans do not agree in the order of benefits, the provisions or the other policy or plan shall determine the order of benefits.

     (c) If two or more policies or plans cover a dependent child of divorced or separated parents, benefits for the child are determined in this order:

             (l)First, the policy or plan of the parent with custody of the child;

             (2)Second, the policy or plan of the spouse of the parent with custody of the child, and

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 32 of 43

                                                                       EXHIBIT D
                                                                     (Continued)

             (3)Third, the policy or plan of the parent not having custody of the child. However, if the specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child and of the entity obliged to pay or provide the benefits of the policy or plan or that parent has actual knowledge of those terms, the benefits of that policy are determined first. This does not apply with respect to any claim determination period or plan or policy year during which any benefits are actually paid or provided before the entity has that knowledge.

     (d) The benefits of a policy or plan which covers a person as an employee which is neither laid off nor retired, or as that employee's dependent, are determined before those of a policy or plan which covers that person as a laid off or retired employee or as that employee's dependent. If the other policy or plan is not subject to this rule, and if, as result, the policies or plans do not agree on the order of benefits, this paragraph shall not apply.

     (e) If none of the rules in paragraph a, paragraph b, paragraph c, or paragraph d, determine the order of benefits of the policy or plan which covered an employee, member or subscriber for a longer period of time are determined before those of the policy or plan which covered that person for the shorter period of time.

2. None of the above rules as to coordination of benefits shall limit the participant's right to receive direct health services hereunder.

3. Any participant claiming benefits under the contract shall furnish to PHP all information deemed necessary by it to implement this provision.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 33 of 43

                                                                       EXHIBIT E

                                ACCESS STANDARDS

PHP shall maintain a medical staff, under contract, sufficient to permit reasonably prompt medical service to all participants in accordance with the following:

     Geographical Access:

     Geographical access to family practice physicians, pediatric physicians, or ARNP's, experienced in child health care, of approximately twenty (20) minutes driving time from residence to provider, except that this driving time limitation shall be reasonably extended in those areas where such limitation with respect to rural residence is unreasonable. In such instance, PHP shall provide access for urgent care through contracts with nearest providers.

2.   Timely Treatment:

     Timely treatment by providers, such that the participant shall be seen by a provider in accordance with the following:

     A.      Emergency care shall be provided immediately;

     B. Urgently needed care shall be provided within twenty-four (24) hours;

     C. Routine care of patients who do not require emergency or urgently needed care shall be provided within seven (7) calendar days;

     D. Physical examinations shall be provided within four (4) weeks of request for appointment; and

     E.      Follow-up care shall be provided as medically appropriate.

For the purposes of this section, the following definitions shall apply:

     Emergency care is that required for the treatment of an injury or acute illness which, if not treated immediately, could reasonably result in serious or permanent damage to the patient's health.

     Urgently needed care is that required within a twenty-four (24) hour period to prevent a condition from requiring emergency care.

     Routine care is that level of care which can be delayed without anticipated deterioration in the patient's medical condition for a period of seven (7) calendar days.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 34 of 43

                                                                       EXHIBIT E
                                                                     (Continued)

By utilization of the foregoing standards, FHKC does not intend to create standards of care or access different from those which are deemed acceptable within the PHP service area. Rather FHKC intends that the provider timely and appropriately respond to patient care needs, as they are presented, in accordance with standards of care existing within the service area. In applying the foregoing standards, the provider shall give due regard to the level of discomfort and anxiety of the patient and/or parent.

In the event FHKC determines that PHP, or its providers, has failed to meet the access standards herein set forth, FHKC shall provide PHP with written notice of non-compliance. Such notice can be provided via facsimile or other means, specifying the failure in such detail as will reasonably allow PHP to investigate and respond. Failure of PHP to obtain reasonable compliance or acceptable community care under the following conditions shall constitute a breach of this agreement:

     A.      immediately upon receipt of notice for emergency or urgent problem;
             or

     B.      within ten (10) days of receipt of notice for routine visit access.

Such breach shall entitle FHKC to such legal and equitable relief as may be appropriate. In particular, FHKC may direct its participants to obtain such services outside the PHP provider network. PHP shall be financially responsible for all services under this provision.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 35 of 43

                                                                       EXHIBIT F

                    GRIEVANCE, ARBITRATION AND LEGAL PROCESS

A.   GRIEVANCE AND ARBITRATION

     Complaints or disputes which do not involve allegations of "medical negligence" against a health care provider as defined in Chapter 768, Florida Statutes, shall be subject to grievance and arbitration as hereinafter set forth:

             Initiation of Complaint:

                 If a participant's complaint cannot be resolved satisfactorily on an informal basis, the participant shall complete and submit to PHP, a grievance form recording the participant's name, address, telephone number, client number and as many facts as possible related to the problem (date, time, people, circumstances, etc.). The completed form shall be filed with the PHP Member Relations Counselor (MRC) within sixty (60) days from the date the problem occurred.

             b. A written response shall be made acknowledging receipt and filing of said form by the MRC within two (2) working days from the date written grievance was received.

             c. The Executive Director and Medical Director of PHP, or their designee(s) shall review the written grievance, conduct a fact-finding examination, and issue a decision in writing to all parties concerned, within ten (10) working days from date the written grievance was received by the MRC.

     2.      Appeal to the Grievance Committee:

             a. If any participant declines to accept the decision of Executive Director and Medical Director, that participant has fourteen
                 (14) working days within which to file a formal written appeal to the Grievance Committee.

             b. The composition of the Grievance Committee shall comply with appropriate state and federal regulations.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 36 of 43

                                                                       EXHIBIT F
                                                                     (Continued)

             c. The Grievance Committee shall be convened within thirty (30) days of receipt of the written appeal. The complaining participant shall present, either in person or in writing, his/her complaint. Upon completion of the participant's presentation, the Grievance Committee shall have seven (7) days in which to deliberate and issue a formal written decision. The deliberations of the Grievance Committee shall be closed to both the complaining participant and the public.

             d. Any decision to resolve the complaint that involves distribution of PHP monies is subject to confirmation and ratification by PHP's Executive Committee or the Board of Directors.

     3. The participant always has the right to appeal to the FHKC and/or the Statewide Subscriber Assistance Program prior to entering arbitration or legal process.

     4.      Arbitration:

             If a participant refuses to accept the decision of the Grievance Committee, or the decision of the PHP Executive Committee or the Board of Directors, or the Statewide Subscriber Assistance Program as provided above, such participant shall file a claim for binding arbitration as follows:

             a. Participant shall initiate the claim by serving on PHP, by registered mail, a notice of the existence and nature of claims, the remedy sought, the amount claimed, and a demand for arbitration. A copy of such letter shall be sent to PHP at the address listed in Section 4-7. Within thirty (30) calendar days after initial notice to PHP, participant and PHP shall each designate an arbitrator and notify the other of that designation. Within thirty (30) days after designation of the arbitrators and payments of the initial deposits, the two arbitrators shall select a neutral arbitrator, and the three arbitrators shall hold a hearing within 210 days from the date of initial designation, at a time and place designated pursuant to paragraph g below. If the claimant and respondent agree, in writing, the arbitration may be conducted by a single arbitrator.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 37 of 43

                                                                       EXHIBIT F
                                                                     (Continued)

             b. All claims based upon the same incident, transaction or related circumstances shall be arbitrated in one proceeding, and any claim based upon the incident and not submitted to arbitration shall be waived and forever barred to any claimant.

             c. The arbitrators shall have jurisdiction only over parties ("Respondent") actually served or who submit voluntarily to their jurisdiction.

             d. The arbitrators shall not have jurisdiction to determine whether PHP is liable for the professional negligence of any physician providing services under the contract.

             e. A claim shall be waived and forever barred if, on the date notice thereof is received by the party served, the claim, if it were asserted in a civil action filed on that day, would be barred by the applicable statute of limitations of the state in which the cause for action arose. Such determination shall be made by the arbitrators.

             f. Initial service shall be by registered mail, postage prepaid. Any subsequent notices or other papers required to be served in the course of arbitration proceedings, shall be directed to the arbitrators at the address or addresses which they designate by written notice to the other party.

             g. The neutral arbitrator shall designate the time and place for the hearing in a county in which an alleged wrongful act or omission allegedly occurred, except that if the claim involves both parties, evidence or witnesses located in more than one country or state, the arbitrators may select a time and place of hearing to facilitate presentation of evidence necessary or desirable for arbitration.

             h. Modifications of any matter herein provided for may be made by mutual agreement of the parties and the neutral arbitrator. With respect to any matter not expressly provided for herein, the arbitration shall be governed by Florida law.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 38 of 43

                                                                       EXHIBIT F
                                                                     (Continued)

             i. The decision of the arbitrators shall be enforceable in a court of competent jurisdiction.

B.   LEGAL PROCESS

     Complaints or disputes which do involve allegations of "medical negligence" against a "health care provider" as defined in Chapter 768, Florida Statutes, shall be subject to the provision of that chapter as may be amended from time to time.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 39 of 43

                                                                       EXHIBIT G

                              ELIGIBILITY STANDARDS

                        PARTICIPANT ELIGIBILITY CRITERIA

The following eligibility criteria for participation in the Healthy Kids Program must be met:

     Any new enrollees and participants must be children who are age 5 through 18. PHP shall also cover children between the ages of 3 and 5 who were enrolled in the Palm Beach County Healthy Kids program prior to October 1, 1999.

2. All enrolled participants must have had no comparable health insurance coverage at the time of program enrollment.

3. Participants must not be enrolled in or eligible for Medicaid, Medicare, the Children's Medical Services program or other comparable governmental sponsored health benefits program.

4. In addition to the open enrollment period, new students enrolling in the Palm Beach School System may be eligible for the School Enrollment Based Insurance Program. In order to become a participant, a student must meet all other eligibility standards and must apply for coverage within thirty
     (30) days of entry into the Palm Beach County School System.

5. In addition to the open enrollment period otherwise eligible participants may enroll in the program upon submission of proof of involuntary termination of comparable health insurance coverage, including termination of eligibility for Medicaid.

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 40 of 43

                                                                       EXHIBIT H

                             REPORTING REQUIREMENTS

PHP shall provide the following reports and data tapes to FHKC according to the time schedules detailed below. This information shall include all services provided by PHP's subcontractors. It is PHP's responsibility to ensure that all subcontractors delivering services under this contract have the capability to meet these reporting requirements and such data is submitted in compliance with this Exhibit and this contract.

I.   Data Tape

     A quarterly data tape shall be prepared that will contain the following data fields. The tape shall reflect claims and encounters entered during the quarter and shall be delivered to FHKC according to the time table listed below. PHP shall also provide quarterly tapes that reflect claims run-off once the contract between PHP and FHKC terminates.

             REQUIRED DATA FIELDS TO BE CAPTURED

             Provider's name, address and tax I.D. number (and payee's group number if applicable)

             Patient's name, address, social security number, I.D. number, birth date, and sex

             Third party payor information, including amount(s) paid by other payor(s).

             Primary and secondary diagnosis code(s) and treatment(s) related to diagnosis

             Date(s) of service

             Procedure code(s)

             Unit(s) of service

             Total charge(s)

             Total payment(s)

     Additional required hospital fields include the following:

             Date and type of admission (emergency, outpatient, inpatient, newborn, etc.)

             For inpatient care: covered days and date of discharge

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 41 of 43

                                                                       EXHIBIT H
                                                                     (Continued)

     Specific pharmacy fields include:

             Pharmacy name and tax I.D. number

             Other payor information

             Rx number and date filled

             National drug code, manufacturer number, item number, package size, quantity, days supply

             Prescriber's Florida Department of Professional Regulations number

                       REQUIRED TAPE FORMAT SPECIFICATIONS

     The tape format is as follows:

             1600 BPI

             EBCDIC

             9 Track

             no labels

             each file not to exceed 100 megs in size

             fixed record length

                         TIME TABLE FOR DELIVERY OF TAPE

For encounters and claims processed during:         Claims tape due to FHKC by:
--------------------------------------------------------------------------------
            January 1 - March 31                              April 15
--------------------------------------------------------------------------------
            April 1 - June 30                                 July 15
--------------------------------------------------------------------------------
            July 1 - September 30                             October 15
--------------------------------------------------------------------------------
            October 1 - December 31                           January 15
--------------------------------------------------------------------------------

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 42 of 43

                                                                       EXHIBIT H
                                                                     (Continued)

II.  Utilization and Cost Information

     The following information is to be 1) provided monthly for the current month as well as year-to-date; and 2) delivered by the last day of each month for services rendered during the prior month.

             Member months

             Hospital admissions per 1000

             Hospital bed days per 1000

             Surgeries per 1000

             Primary care physician visits per 1000

             Specialist/referral visits per 1000

             Emergency room visits per 1000

             Average length of hospital stay

             Listing of hospital admissions, including admission and discharge date, diagnosis, type of service, name of hospital, and amount paid

             Listing of outpatient procedures, including date, diagnosis, procedure, and name of hospital

             Average cost per hospital day

             Average cost per hospital admission

             Dental Visits per 1000

PHP HEALTH PLAN OF FLORIDA\Palm Beach                              Page 43 of 43

                        STANDARD AMENDMENT TO HEALTH PLAN
                                  AMENDMENT #4
                             TO THE CONTRACT BETWEEN
                      THE FLORIDA HEALTHY KIDS CORPORATION
                                       AND
                           PHYSICIANS HEALTHCARE PLANS

THIS AMENDMENT, entered into between the Florida Healthy Kids Corporation, hereinafter referred to as "FHKC" and PHYSICIANS HEALTHCARE PLANS, hereinafter referred to as "PHP", amends its contract dated June 30, 1999.

WHEREAS, the contract between FHKC and PHP allows for amendments to said contract by mutual written consent of the parties;

WHEREAS, FHKC conducts an annual review of its contracts in order to identify any contract provisions that require modification in order to conform to changes in the federal and state laws and regulations as well as to reflect programmatic changes; and,

THEREFORE, be it resolved that the Parties agree to the following amendment of their contract:

     I.   Section 3-19-2 is amended to insert the following after "information.

          PHP's policies and procedures for handling medical records and protected health information (PHI) shall be compliant with the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and shall include provisions for when an enrollee's PHI may be disclosed without consent or authorization.

     II.  Section 3-20-2(d) is deleted from the contract.

     III. Section 4-4-1 is amended to insert the following after "1986."

          PHP Insurer is responsible for issuing a certificate of creditable coverage to those FHKC participants who disenroll from the Program.

     IV. Exhibit C, Section E, "Outpatient Services" is amended to include the following additional provision:

          Immunizations are to be provided by the primary care physician.

     V. Exhibit E, "Access and Credentialling Standards", Paragraph I, A. is amended to include the following additional provision:

          Primary care physicians must provide covered immunizations to enrollees.

     V. Exhibit K is a new amendment to the Agreement between FHKC and Insurer and is hereby attached and incorporated into this Agreement.

PHP - Palm Beach                                                     Page 1 of 4
Effective Date: December 1, 2002

     VII. This contract amendment is effective December 1, 2002.

All provisions in the contract and any attachments thereto in conflict with this amendment shall be and are hereby changed to conform with this amendment.

All provisions not in conflict with this amendment are still in effect and are to be performed at the level specified in the contract. This amendment and all of its attachments are hereby made a part of this contract.

IN WITNESS WHEREOF, the parties hereto have caused this four (4) page amendment to be executed by their officials thereunto duly authorized.

FLORIDA HEALTHY KIDS CORPORATION

--------------------------------                  ------------------------------
Rose M. Naff, Executive Director                             Witness
Date:

PHYSICIANS HEALTHCARE PLANS

/s/ Daisy Gomez                                   /s/ [ILLEGIBLE]
--------------------------------                  ------------------------------
NAME: Daisy Gomez                                            Witness
Date: 10/16/02

PHP - Palm Beach                                                     Page 2 of 4
Effective Date: December 1, 2002

                                                                       EXHIBIT K

                                  CERTIFICATION

            REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY
                             ACT OF 1996 COMPLIANCE

This certification is required for compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

The undersigned Insurer certifies and agrees as to abide by the following:

     1. Protected Health Information. For purposes of this Certification, Protected Health Information shall have the same meaning as the term "protected health information" in 45 C.F.R. Section 164.501, limited to the information created or received by the Provider from or on behalf of the FHKC.

     2. Limits on Use and Disclosure of Protected Health Information. The Insurer shall not use or disclose Protected Health Information other than as permitted by this Contract or by federal and state law. The Insurer will use appropriate safeguards to prevent the use or disclosure of Protected Health Information for any purpose not in conformity with this Contract and federal and state law. The Insurer will not divulge, disclose, or communicate in any manner any Protected Health Information to any third party without prior written consent from the FHKC. The Insurer will report to the FHKC, within two (2) business days of discovery, any use or disclosure of Protected Health Information not provided for in this Contract of which the Insurer is aware. A violation of this paragraph shall be a material violation of this Contract.

     3. Use and Disclosure of Information for Management, Administration, and Legal Responsibilities. The Insurer is permitted to use and disclose Protected Health Information received from the Insurer for the proper management and administration of the Insurer or to carry out the legal responsibilities of the Insurer, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Insurer obtains reasonable assurances from the person to whom the Protected Health Information is disclosed that: (1) the Protected Health Information will be held confidentially, (2) the Protected Health Information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Insurer of any instance of which it is aware in which the confidentiality of the Protected Health Information has been breached.

     4 Disclosure to Subcontractors or Agents. The Insurer agrees to enter into a subcontract with any person, including a subcontractor or agent, to whom it provides Protected Health Information received from, or created or received by the Insurer on behalf of, the FHKC. Such subcontract shall contain the same terms, conditions, and restrictions that apply to the Insurer with respect to Protected Health Information.

     5. Access to Information. The Insurer shall make Protected Health Information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the Protected Health Information.

PHP - Palm Beach                                                     Page 3 of 4
Effective Date: December 1, 2002

     6. Amendment and Incorporation of Amendments. The Insurer shall make Protected Health Information available for amendment and to incorporate any amendments to the Protected Health Information in accordance with 45 C.F.R. Section 164.526.

     7. Accounting for Disclosures. The Insurer shall make Protected Health Information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. Section 164.528.

     8. Access to Books and Records. The Insurer shall make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the Insurer on behalf of, the FHKC to the Secretary of the Department of Health and Human Services or the Secretary's designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

     9. Termination. At the termination of this contract, the Insurer shall return all Protected Health Information that the Insurer still maintains in any form, including any copies or hybrid or merged databases made by the Insurer; or with prior written approval of the FHKC, the Protected Health Information may be destroyed by the Insurer after its use. If the Protected Health Information is destroyed pursuant to the FHKC's prior written approval, the Insurer must provide a written confirmation of such destruction to the FHKC. If return or destruction of the Protected Health Information is determined not feasible by the FHKC, the Provider agrees to protect the Protected Health Information and treat it as strictly confidential.

CERTIFICATION

          The Insurer and the Florida Healthy Kids Corporation have caused this Certification to be signed and delivered by their duly authorized representatives, as of the date set forth below.

          Provider Name:

          /s/ Daisy Gomez                                       10/16/02
          -----------------------------------               --------------
             Signature                                           Date

          Daisy Gomez Gov't Prog. Dir
          -----------------------------------
          Name and Title of Authorized Signee

PHP - Palm Beach                                                     Page 4 of 4
Effective Date: December 1, 2002